Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 26, 2000

                           Arguss Communications, Inc.
                        (Formerly Arguss Holdings, Inc.)

             (Exact name of registrant as specified in its charter)

          Delaware                    0-19589                  02-0413153
----------------------------   ---------------------      -------------------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
     of incorporation)                                     Identification No.)

            One Church Street, Suite 302
                 Rockville, Maryland                           20850
       ----------------------------------------             -----------
       (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number, including area code:  (301) 315-0027


Item 2.  Acquisition or Disposition of Assets:

On May 26, 2000, Arguss Communications, Inc. ("Arguss") acquired U.S. Communications, Inc. ("USC"), by merger of USC into its wholly owned subsidiary, Arguss Communications Group, Inc. ("ACG").

USC provides engineering, construction and maintenance services to major telecommunications and utility customers. The purchase price of approximately $20,386,000 was satisfied by the issuance of approximately 631,000 shares of Arguss common stock and $9,975,000 in cash.

The USC acquisition has been accounted for as a purchase. The excess of the total cost over the fair value of the net assets acquired is being amortized by the straight-line method over twenty years.

Item 7.  Financial Statements and Exhibits:

(a)      Financial Statements of Businesses Acquired:
         Audited balance sheet of USC as of December 31, 1999 and related statements of income and retained earnings and cash flow for the year ended December 31, 1999.

         Unaudited separate company financial information of USC as of March 31, 2000: balance sheet and related statements of income and cash flow for the three months then ended.

(b)      Pro Forma Financial Information:

         Unaudited pro forma balance sheet of Arguss as of March 31, 2000 and unaudited pro forma statements of operations for the fiscal year ended December 31, 1999 and for the three months ended March 31, 2000.

(c)      Exhibits:

10.01 Agreement and plan of merger dated May 26, 2000 by and between U.S. Communications, Inc., Arguss Communications, Inc. and Arguss Communications Group. Inc.

23.01    Consent of REDW LLP, Certified Public Accountants.



Signatures:


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Arguss Communications, Inc.


                                      June 9, 2000

                                      Registrant

                                      By: /s/ Rainer H. Bosselmann
                                         ----------------------------
                                              Rainer H. Bosselmann
                                              Chairman of the Board
                                               and Chief Executive Officer

U.S. COMMUNICATIONS, INC.

Financial Statements
and
Independent Auditors' Report

December 31, 1999

                            U.S. COMMUNICATIONS, INC.

                                TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS

    Balance Sheet

    Statement of Income and Retained Earnings

    Statement of Cash Flows

    Notes to Financial Statements

              (Letterhead of Rogoff Erickson Diamond & Walker, LLP)





                          Independent Auditors' Report




         Board of Directors
         U.S. Communications, Inc.
         Albuquerque, New Mexico

         We have audited the accompanying balance sheet of U.S. Communications, Inc. as of December 31, 1999, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Communications, Inc. as of December 31, 1999, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



         /s/ Rogoff Erickson Diamond & Walker, LLP
         -----------------------------------------

         Rogoff Erickson Diamond & Walker, LLP
         Albuquerque, New Mexico

         February 29, 2000

                            U.S. COMMUNICATIONS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1999


ASSETS

Current assets
   Cash                                                             $     3,562
   Accounts receivable (Notes 2 and 3)                                4,398,318
   Inventory                                                            398,727
   Prepaid expenses                                                      10,407
   Receivable from stockholder (Note 6)                                 301,165
                                                                    -----------
      Total current assets                                            5,112,179
                                                                    -----------

Property, plant and equipment, at cost (Notes 3 and 4)
   Computer equipment                                                    52,202
   Small tools and equipment                                            468,254
   Trucks                                                               429,326
   Machinery and equipment                                            4,331,702
   Furniture and fixtures                                                63,286
   Building and leasehold improvements                                  104,090
                                                                    -----------
                                                                      5,448,860
      Less accumulated depreciation and amortization                 (2,314,868)
                                                                    -----------
                                                                      3,133,992
                                                                    -----------

         Total assets                                               $ 8,246,171
                                                                    ===========




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            U.S. COMMUNICATIONS, INC.
                           BALANCE SHEET -- CONTINUED
                                DECEMBER 31, 1999


LIABILITIES AND EQUITY

Current liabilities
   Checks drawn against future deposits                               $  146,508
   Lines of credit (Note 3)                                            1,099,910
   Current maturities of long-term debt (Note 4)                         717,450
   Accounts payable                                                    1,149,710
   Income taxes payable                                                  807,905
   Accrued expenses                                                      316,160
                                                                      ----------

      Total current liabilities                                        4,237,643

Long-term debt, less current maturities (Note 4)                       1,332,520

Deferred tax liability (Note 5)                                          222,956
                                                                      ----------
      Total liabilities                                                5,793,119
                                                                      ----------

Commitments and contingencies (Notes 7 and 8)

Equity
   Common stock, $1 par value; 50,000 shares
    authorized; 1,000 shares issued and outstanding                        1,000
   Retained earnings                                                   2,452,052
                                                                      ----------
      Total equity                                                     2,453,052
                                                                      ----------

      Total liabilities and equity                                    $8,246,171
                                                                      ==========




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            U.S. COMMUNICATIONS, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


Sales                                                              $ 14,721,798
Cost of sales                                                        10,160,536
                                                                   ------------
   Gross profit                                                       4,561,262

Selling, general and administrative expenses                          1,385,745
                                                                   ------------

   Income from operations                                             3,175,517
                                                                   ------------

Other income (expense)
   Interest expense                                                    (322,133)
   Interest income                                                       35,269
   Loss on sale of fixed assets                                          (8,242)
                                                                   ------------
                                                                       (295,106)
                                                                   ------------

      Income before income taxes                                      2,880,411

Income taxes (Note 5)                                                 1,116,290
                                                                   ------------

Net income                                                            1,764,121

Retained earnings, beginning of year                                    687,931
                                                                   ------------

RETAINED EARNINGS, end of year                                     $  2,452,052
                                                                   ============




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            U.S. COMMUNICATIONS, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES

Cash received from customers                                       $ 11,852,955
Cash paid to suppliers and employees                                (10,791,479)
Interest received                                                        17,341
Interest paid                                                          (352,197)
Income taxes paid                                                      (189,836)
                                                                   ------------
   Net cash provided by operating activities                            536,784
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of fixed assets                                      127,966
Purchases of fixed assets                                              (188,136)
Net increase in receivable from stockholder                             (73,866)
                                                                   ------------
   Net cash used in investing activities                               (134,036)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES

Change in checks drawn against future deposits                         (130,068)
Net advances on lines of credit                                         605,058
Payments on long-term debt                                             (874,780)
                                                                   ------------
   Net cash used in financing activities                               (399,790)
                                                                   ------------

Net increase in cash                                                      2,958

Cash, beginning of year                                                     604
                                                                   ------------

CASH, end of year                                                  $      3,562
                                                                   ============



NON CASH INVESTING AND FINANCING ACTIVITIES

Fixed assets acquired by incurring long-term liabilities           $  1,731,621
                                                                   ============




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            U.S. COMMUNICATIONS, INC.
                      STATEMENT OF CASH FLOWS -- CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1999


RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

Net income                                                          $ 1,764,121
                                                                    -----------

Adjustments to reconcile net income to net
cash provided by operating activities
   Depreciation and amortization                                        828,212
   Loss on disposal of fixed assets                                       8,242
   Provision for deferred income taxes                                  100,610
   Change in assets and liabilities
      Accounts receivable                                            (2,886,771)
      Inventories                                                      (398,727)
      Prepaid expenses                                                   23,316
      Accounts payable                                                  328,607
      Accrued expenses                                                  (56,670)
      Income taxes payable                                              825,844
                                                                    -----------
         Total adjustments                                           (1,227,337)
                                                                    -----------

         Net cash provided by operating activities                  $   536,784
                                                                    ===========




   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            U.S. COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

     Operations
     ----------
     U.S. Communications, Inc. (the "company") provides engineering, construction, and maintenance services to telecommunications and utility companies in New Mexico, Texas, Colorado and Utah. Its customers include public and private utility companies, cable television multiple system operators, and telephone companies. The company does business as Avid Communications in Texas. Through June 30, 1999, the company used a June 30th fiscal year for financial reporting and income tax purposes.

     During the year ended December 31, 1999, four customers  represented 95% of
     the  company's  sales:   Next  Link  58%,  US  West   Communications   16%,
     Southwestern Bell 12%, and ICG 9%.

     Revenue and Cost Recognition
     ----------------------------
     Construction revenues and costs are recognized on an accrual basis. Work performed under the various contracts is normally billed upon completion, with the duration of "open end" contracts generally being less than 30 days. Any significant contract entered into by the company providing for either a fixed contract amount or cost-plus-fee covering more than a few days is accounted for using the percentage-of-completion method of accounting. Management estimates percentage-of-completion primarily based upon progress toward completion using milestones. Changes to estimates, if any, are recognized in the period determined.

     Construction costs include all direct material, labor and subcontractor costs and those indirect costs related to contract performance, such as supervisory salaries, payroll taxes, depreciation and amortization, equipment rental and repair, small tools, fuel, sales tax, utilities, travel and insurance. Depreciation and amortization expense included in cost of sales totals $791,879.

     Income Taxes
     ------------
     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate to the use of different methods and lives for financial statement and income tax purposes when depreciating property, plant and equipment. The deferred tax liability represents the future tax return consequences of those differences, which will be taxable when the assets are recovered or sold.

                            U.S. COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1)   Summary of Significant Accounting Policies -- continued

     Advertising
     -----------
     The company expenses advertising costs as they are incurred.

     Depreciation and Amortization
     -----------------------------
     The company provides for depreciation of fixed assets using the straight-line method over the estimated useful life of the related asset. Machinery and equipment, small tools and equipment, and trucks are depreciated over lives ranging from 5 to 7 years; other assets are generally depreciated over lives ranging from 5 to 10 years. For tax reporting purposes, the company uses accelerated methods of depreciation over lives approved by the Internal Revenue Service. The costs of minor repairs and maintenance are charged to earnings when incurred; major repairs and equipment overhauls that are expected to extend useful lives are capitalized and depreciated.

     Cash
     ----
     The company maintains its cash in bank deposit accounts that, at times, may exceed the federally insured limits. The company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

     Receivables
     -----------
     The company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

     Inventories
     -----------
     Specific identification and average cost, which approximate lower of cost or market, are used to determine cost. The specific identification method is used for items ordered specifically for a job or group of jobs. The cost of inventory is recorded as cost of sales at the time the specific inventory item is issued to a job.

     Equipment Leases
     ----------------
     The company leases some of its equipment under cancelable operating leases that provide for purchase options and the application of a portion of the monthly payments to the equipment purchase option. Such leases have been capitalized when the exercise of the option is reasonably assured because the lease was structured, at inception, so that the purchase option price is expected to be significantly less than the fair value of the equipment at the date the option becomes exercisable.

                            U.S. COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1)   Summary of Significant Accounting Policies -- continued

     Management Estimates
     --------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2)   ACCOUNTS RECEIVABLE

     As of December 31, 1999, accounts receivable consisted of the following:

         Construction accounts receivable                    $3,688,921
         Unbilled sales                                         622,840
         Insurance claim receivable                              63,276
         Payroll advances and loans                              23,281
                                                             ----------

                                                             $4,398,318
                                                             ==========

     Of the total construction accounts receivable and unbilled sales at December 31, 1999, the company's largest customers represented approximately the following: Next Link 46%, US West Communications 41%, and ICG 7%.


3)   LINES OF CREDIT

     At December 31, 1999, the company had three secured lines of credit from a bank with outstanding balances totaling $1,099,910. The notes bear interest at a rate equal to the prime rate quoted in The Wall Street Journal plus
     1.25 percentage points (9.75% at December 31, 1999). The total available lines of credit were $2,600,000 at December 31, 1999. Two secured lines of credit totaling $2,100,000 mature November 16, 2000. These notes are personally guaranteed by the company's president and are secured by essentially all of the company's accounts receivable, fixed assets and an assignment of life insurance on the company's president. The third line of credit for $500,000 matures February 2001. This note is personally guaranteed by the company's president and is secured by all chattel paper, accounts receivable and general intangibles. Borrowings are limited to 75% of accounts receivable for all lines of credit.

                            U.S. COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


4)   LONG-TERM DEBT

     Long-term debt at December 31, 1999, consisted of the following:

     Notes Payable and Capital Leases
     --------------------------------

     Forty-four notes payable and capitalized leases to
        banks and financing companies, with monthly
        payments totaling approximately $77,000,
        including interest, notes secured by trucks and
        equipment, interest at rates ranging from 8.5%
        to approximately 13%, various maturities
        through 2004                                                  $2,049,970

        Less current portion                                             717,450
                                                                      ----------

                                                                      $1,332,520
                                                                      ==========


     Maturities of long-term debt as of December 31, 1999, are as follows:

     Year ending December 31,
         2000                                                $  433,145
         2001                                                   258,480
         2002                                                   272,975
         2003                                                   144,035
         2004                                                    81,648
                                                             ----------
            Total principal                                  $1,190,283
                                                             ==========


     Maturities of capital leases as of December 31, 1999, are as follows:

     Year ending December 31,
         2000                                                $  368,157
         2001                                                   345,161
         2002                                                   284,507
                                                             ----------
            Total principal and interest                        997,825
            Amount representing interest                       (138,138)
                                                             ----------
            Total principal                                  $  859,687
                                                             ==========


     Total cost of equipment under capital leases was approximately $1,588,000 as of December 31, 1999, with accumulated amortization of $322,000.

                            U.S. COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


5)   INCOME TAXES

     The provision for income taxes differs from the expense that would result from applying statutory rates to income before income taxes. Income taxable for income tax purposes and income before income taxes as reported in these financial statements and the related tax provision are reconciled as follows for the year ended December 31, 1999:

       Income before income taxes                                   $ 2,880,411
       State taxes                                                     (145,813)
       Excess of tax method depreciation over depreciation
         recorded for financial statements                             (306,883)
       Difference between tax and financial statement basis
         of assets disposed of during the year                           30,631
       Expenses not deductible for income tax purposes                  106,089
                                                                    -----------

       Taxable income                                               $ 2,564,435
                                                                    ===========


       Current income tax provision at statutory rates
         (approximately 40%)                                        $ 1,015,680

       Provision for deferred taxes                                     100,610
                                                                    -----------

       Income taxes                                                 $ 1,116,290
                                                                    ===========


     At December 31, 1999, the remaining depreciable basis of the company's assets for financial statement purposes exceeded the remaining depreciable tax basis by approximately $561,000. Rates used to calculate deferred tax liability were 34% for the federal income tax portion and approximately 6% for state income taxes.


6)   RECEIVABLE FROM STOCKHOLDER

     The company's sole stockholder and president owed the company $301,165 at December 31, 1999. During the year ended December 31, 1999, he borrowed a total of $246,616 from the company, including accrued interest of $17,928 and repaid $172,800. The balance owed to the company is in the form of a demand note bearing interest at 8% per annum.

                            U.S. COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

7)   PROFIT-SHARING PLAN

     The company has a qualified profit-sharing plan covering all eligible company employees. Contributions to the plan are at the sole discretion of the company's management. The company has made a $124,801 contribution for the year ended December 31, 1999. Accrued expenses on the accompanying financial statements includes $150,000 of profit-sharing contribution, $25,199 of which was expensed during the period from July 1, 1998, through December 31, 1998.


8)   OPERATING LEASES

     The company leases its office and yard space under cancelable monthly operating leases. Total lease payments on these leases for the year ended December 31, 1999, amounted to $113,616. The lease for the yard in Denver, Colorado has a lease term through December 2000 with a future minimum lease obligation of $21,600.

Note: The accompanying unaudited condensed financial statements do not contain all disclosures required by generally accepted accounting principles. In the opinion U.S. Communications, Inc. ("USC"), the accompanying unaudited condensed financial statements contain all adjustments considered by management necessary to present fairly the financial position of USC as of March 31, 2000 and the results of operations and cash flows for the period presented. USC prepares its interim financial information using the same accounting principles as it does for its annual statements.

U.S. Communications, Inc.
Unaudited Condensed Balance Sheet
As of March 31, 2000

Assets:

Cash                           $    1,000
Accounts Receivable, Net        4,162,000
Other Assets Current            1,866,000
                               ----------

Total Current Assets            6,029,000

Property and Equipment, Net     3,125,000
                               ----------

Total Assets                   $9,154,000
                               ==========

Liabilities:

Current Liabilities            $4,164,000

Non-Current Liabilities         2,553,000
                               ----------

Total Liabilities               6,717,000
                               ----------

Stockholder's Equity
Common Stock                        1,000
Retained Earnings               2,436,000
                               ----------

Total Stockholder's Equity      2,437,000
                               ----------

Total Liabilities and
Stockholder's Equity           $9,154,000
                               ==========

U.S. Communications, Inc.
Unaudited Condensed Income Statement
for the Three Months Ended March 31, 2000


Net Sales                      $3,629,000

Cost of Sales, excluding
  depreciation                  2,984,000
                               ----------

Gross Profit                      645,000

Selling, General &
  Administrative                  340,000

Depreciation                      240,000
                               ----------

Income from Operations             65,000

Other Expense:

Net Interest Expense              (80,000)
                               ----------

Pre-tax Loss                      (15,000)

Income Tax Benefit                 (6,000)
                               ----------

Net Loss                           (9,000)
                               ==========

U.S. Communications, Inc.
Unaudited Condensed Statement of Cash Flows for the Three Months Ended March 31, 2000


Cash flows from operating activities:

Net Loss                                 $    (9,000)
  Depreciation                               240,000

Changes in Assets & Liabilities

Accounts Receivable                          236,000
Other Assets                              (1,125,000)
Accounts Payable and
Other Liabilities                            989,000
                                         -----------


Net Cash from Operations                     331,000
                                         -----------


Cash Flow from Investing Activities:

Capital Expenditures                        (231,000)
                                         -----------

Net from Investing Activities               (231,000)
                                         -----------


Cash Flow for Financing Activities:

Repayments of Lines
  of Credit, net                            (103,000)
                                         -----------

Net from Financing Activities               (103,000)
                                         -----------

Net Decrease in Cash                          (3,000)
                                         -----------

Cash at Beginning of period                    4,000
                                         -----------

Cash at Ending of period                 $     1,000
                                         ===========

Pro Forma Financial Information


The accompanying pro forma consolidated statements of operations present the results of operations of Arguss and USC as if the acquisition of USC had occurred as of January 1, 1999. The pro forma consolidated balance sheet reflects the pro forma consolidated financial position of the companies as if the acquisition had occurred March 31, 2000. The pro forma information reflects the total consideration paid, including the issuance of approximately 631,000 shares of Arguss' common stock (See Item 2. for details.) The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.

                       Unaudited Pro Forma Consolidated Balance Sheet
                                    As of March 31, 2000



                                               USC
                             Arguss as     Acquisition      Pro Forma          Consolidated
                           Reported (A)    As Reported     Adjustments          Pro Forma
                           ------------    -----------    -------------        ------------
Cash                       $    386,000    $     1,000    ($     61,000)(1)    $    326,000

Restricted Cash from
  Customer Advances             175,000           --               --               175,000
Accounts Receivable          45,681,000      4,162,000             --            49,843,000
Costs and Earnings in
  Excess of Billings         14,470,000      1,168,000             --            15,638,000
  for Materials
Inventories                   5,165,000        355,000             --             5,520,000
Other Assets, Current         2,343,000        343,000             --             2,686,000
Deferred Income Taxes         1,829,000           --               --             1,829,000
                           ------------    -----------    -------------        ------------

Total Current Assets         70,049,000      6,029,000          (61,000)         76,017,000

Property, Equipment          37,614,000      3,125,000             --            40,739,000
Goodwill, Net               106,565,000           --         18,219,000(2)      124,784,000
                           ------------    -----------    -------------        ------------


TOTAL ASSETS               $214,228,000    $ 9,154,000    $  18,158,000        $241,540,000
                           ============    ===========    =============        ============

Current Liabilities        $ 85,177,000    $ 4,164,000        9,934,000(3)     $ 99,275,000

Non-Current Liabilities      22,143,000      2,553,000             --            24,696,000
                           ------------    -----------    -------------        ------------

TOTAL LIABILITIES           107,320,000      6,717,000        9,934,000         123,971,000
                           ------------    -----------    -------------        ------------


Stockholders' Equity        106,908,000      2,437,000        8,224,000(4)      117,569,000
                           ------------    -----------    -------------        ------------


TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY                     $214,228,000    $ 9,154,000    $  18,158,000        $241,540,000
                           ============    ===========    =============        ============



Notes to Unaudited Pro Forma Consolidated Balance Sheet:

(1)  Reflects the cash element of the Company's other acquisition costs.
(2)  Reflects the estimated goodwill of the acquisition.
(3)  Reflects acquisition financing of approximately $10 million.
(4)  Reflects the value of 631,000 in additional shares issued.

(A)  Reported on Form 10-Q filed May 4, 2000.

                          Unaudited Pro Forma Statement of Operations
                                  Year Ended December 31, 1999

                                                USC
                            Arguss as       Acquisition        Pro forma          Consolidated
                          Reported (A)      As Reported       Adjustments           Pro Forma
                         -------------     -------------     -------------        -------------
Net Sales                $ 197,408,000     $  14,722,000              --          $ 212,130,000
Cost of Sales,
Excluding
Depreciation               149,099,000         9,333,000              --            158,432,000
                         -------------     -------------     -------------        -------------

Gross Profit,
Excluding
Depreciation                48,309,000         5,389,000              --             53,698,000

Selling, General &
Administrative
Expenses                    16,934,000         1,386,000           193,000(1)        18,513,000

Depreciation                 8,407,000           828,000              --              9,235,000

Goodwill
Amortization                 4,568,000              --             911,000(2)         5,479,000

Engineering &
Development
Expenses                     1,253,000              --                --              1,253,000
                         -------------     -------------     -------------        -------------

Income from
Operations                  17,147,000         3,175,000        (1,104,000)          19,218,000

Interest Expense, net       (3,987,000)         (295,000)         (696,000)(3)       (4,978,000)
                         -------------     -------------     -------------        -------------
Income (loss)
Before Taxes                13,160,000         2,880,000        (1,800,000)          14,240,000

Income Taxes
(benefit)                    6,710,000         1,116,000          (337,000)(4)        7,489,000
                         -------------     -------------     -------------        -------------

Net
Income (loss)            $   6,450,000     $   1,764,000     $  (1,463,000)       $   6,751,000
                         =============     =============     =============        =============

Basic Earnings
  per Share                       $.54                                                     $.53
                                  ====                                                     ====

Weighted Shares
Outstanding -Basic          12,048,000                                               12,679,000(5)
                            ==========                                               ==========

Earnings
  per Share                       $.50                                                     $.50
                                  ====                                                     ====

Weighted Average
Shares Outstanding
Diluted                     13,004,000                                               13,635,000(5)
                            ==========                                               ==========

Notes to Unaudited Pro Forma Consolidated Statement of Operations:

(1) Reflects adjustment for estimated health and other benefit expenses, net of reduced executive compensation of $182,000.
(2)  Reflects one-year amortization of $18,219,000 of goodwill over 20 years.
(3) Reflects adjustment for interest expense for approximately $10 million in acquisition financing for USC, net of $78,000 in reduced borrowing costs under Arguss' credit facilities.
(4)  Reflects adjustment for income tax benefit related to pro forma expenses.
(5)  Includes 631,000 additional shares issued for the acquisition.

(A)  Reported on Form 10-K filed on March 16, 2000.

                          Unaudited Pro Forma Statement of Operations
                           For the Three Months Ended March 31, 2000

                                                USC
                           Arguss as        Acquisition        Pro forma          Consolidated
                         Reported (B)       As Reported       Adjustments           Pro Forma
                         ------------      ------------      ------------         ------------
Net Sales                $ 55,044,000      $  3,629,000              --           $ 58,673,000
Cost of Sales,
Excluding
Depreciation               42,948,000         2,984,000              --             45,932,000
                         ------------      ------------      ------------         ------------

Gross Profit,
Excluding
Depreciation               12,096,000           645,000              --             12,741,000

Selling, General &
Administrative
Expenses                    5,110,000           340,000            60,000(1)         5,510,000

Depreciation                2,366,000           240,000              --              2,606,000

Goodwill
Amortization                1,427,000              --             228,000(2)         1,655,000

Engineering &
Development
Expenses                      236,000              --                --                236,000
                         ------------      ------------      ------------         ------------

Income from
Operations                  2,957,000            65,000          (288,000)           2,734,000

Interest Expense,
Net                        (1,025,000)          (80,000)         (193,000)(3)       (1,298,000)
                         ------------      ------------      ------------         ------------

Income (loss)
Before Taxes                1,932,000           (15,000)         (481,000)           1,436,000
Income Taxes
(benefit)                   1,285,000            (6,000)          (97,000)(4)        1,182,000
                         ------------      ------------      ------------         ------------

Net
Income (loss)            $    647,000      ($     9,000)     ($   384,000)        $    254,000
                         ============      ============      ============         ============

Basic Earnings
Per Share                        $.05                                                     $.02
                                 ====                                                     ====

Weighted Average
Shares Outstanding
- Basic                    13,123,000                                               13,754,000(5)
                           ==========                                               ==========

Dil. Earnings
Per Share                        $.05                                                     $.02
                                 ====                                                     ====

Weighted Average
Share Outstanding
- Diluted                  13,549,000                                               14,180,000(5)
                           ==========                                               ==========

Notes to Unaudited Pro Forma Consolidated Statement of Operations:

(1) Reflects adjustment for estimated health and other benefit expenses, net of reduced executive compensation of $34,000.
(2) Reflects three-months' amortization of $18,219,000 of goodwill over 20 years.
(3) Reflects adjustment for interest expense for approximately $10 million in acquisition financing for USC, net of $19,000 in reduced borrowing costs under Arguss' credit facilities.
(4)  Reflects adjustment for income tax benefit related to pro forma expenses.
(5)  Includes 631,000 additional shares issued for the acquisition.

(B)  Reported on Form 10-Q filed on May 4, 2000.